Umpqua Holdings Corporation 3rd Quarter 2022 Earnings Presentation October 19, 2022

2 Disclaimer FORWARD-LOOKING STATEMENTS This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction between Umpqua Holdings Corporation (“Umpqua”) and Columbia Banking System, Inc. (“Columbia”), the plans, objectives, expectations and intentions of Umpqua and Columbia, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and Umpqua’s and Columbia’s respective businesses, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, or any slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures, including on product pricing and services; success, impact, and timing of Umpqua’s and Columbia’s respective business strategies, including market acceptance of any new products or services and Umpqua and Columbia’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Umpqua and Columbia are parties; the outcome of any legal proceedings that may be instituted against Umpqua or Columbia; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to satisfy any of the conditions to the transaction on a timely basis or at all; changes in Umpqua’s or Columbia’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Umpqua and Columbia do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the ability to complete the transaction and integration of Umpqua and Columbia successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Umpqua and Columbia. Additional factors that could cause results to differ materially from those described above can be found in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2022 and June 30, 2022, which are on file with the Securities and Exchange Commission (the “SEC”) and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financial information,” and in other documents Umpqua files with the SEC, and in Columbia’s Registration Statement on Form S-4, its Annual Report on Form 10-K for the year ended December 31, 2021and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2022 and June 30, 2022, which are on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Umpqua nor Columbia assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

3 Disclaimer (con’t) NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Strategic Updates

5 Synergies anticipated to drive growth in loans, deposits, and fee-based products and services* 2596936-002 Creating a Leading West Coast Franchise Source: S&P Global Market Intelligence; FactSet; Company filings. *Revenue synergies are anticipated but not modeled in EPS accretion guidance. Note: Market data and branch count as of October 9, 2021; Financial data as of quarter ended June 30, 2021; Pro forma financial data shown for 2023 forecasts as of transaction announcement based on underlying forecasts included on slide 14 in the transaction- related slide deck published October 12, 2021 with fully phased-in cost savings for illustrative purposes; Pro forma for Columbia’s completed acquisition of Bank of Commerce. ¹ Core cash EPS excludes standalone intangible amortization, pro forma CDI amortization, amortization of non-PCD fair value mark and amortization of other fair value marks. ² EPS accretion does not assume pro forma excess capital is used for pro forma share repurchases. . . . creating a West Coast regional powerhouse Phoenix Salt Lake City 8 0 5 5 9 0 8 2 8 4 1 5 1 5 1 7 8 5 8 4 5 9 0 5 8 0 5 San Diego Long Beach Los Angeles Sacramento Carson City Boise Portland Tacoma Helena Seattle Tacoma Sacramento Spokane Kennewick Seattle Portland Salem Santa Rosa Redding San Francisco (217) (153) Combined company deepens its foothold in the Northwest and California . . . $50bn assets 15% 2023E ROATCE 44% non-interest bearing deposits 23% / 25% GAAP / core cash1 EPS accretion to Columbia2 80% Commercial loans 8% / 11% GAAP / core cash¹ EPS accretion to Umpqua² Dramatically increases delivery channel for small business lending as Umpqua locations bring upwards of 120 new communities within 19 new MSA’s to Columbia, where small business lending expertise is executed through its branch network The combination increases market density within thriving Idaho markets, moving the pro forma bank to the No. 10 deposit market share position in the state The natural compatibility between specific lending verticals, like leasing from Umpqua and healthcare from Columbia, is expected to provide enhanced opportunity for relationship development and growth Synergies in fee-generating businesses, like Wealth Management and Home Lending, are anticipated to provide additional avenues to grow revenue above expectations Scale and associated talent and technology synergies are expected to increase net-revenue generating opportunities including organic lending expansion into new western markets and deposit- gathering opportunities in existing markets, like southern California ü ü ü ü ü Washington Oregon California $15.3bn deposits $82K median household income ~7.8mm population $16.4bn deposits $70K median household income ~4.3mm population $9.5bn deposits $83K median household income ~39.7mm population

6 Many Integration Milestones Are Independent of Legal Day 1 ◦ Although our closing date is not yet set, we continue to plan for and complete necessary milestones that lead to our scheduled core system conversion date, and many of these projects run independently of legal day 1. Integration planning remains on track to execute a scheduled 1Q 2023 core system conversion. Footnote: Chart highlights select tasks and does not encompass all activity. Some milestones occur over a period of time and not a point in time as represented by the chart.

7 Current Priorities: Integration and Growth ◦ The top priorities at Columbia and Umpqua are to prepare for and execute the seamless integration of our two banks following the closing without disrupting the growth momentum that began in 2H 2020 and that we expect to continue into 2023. ◦ The establishment of the Integration Management Office (IMO) enables our respective front lines to remain focused on what they do best: generating balanced growth in loans, deposits, and fee-based products and services. ◦ We established the IMO to lead our integration, track against key milestones, and ultimately ensure a seamless experience for our teams and clients. The IMO enables the separation of integration responsibilities from growth initiatives, and its leadership team includes senior executives from both banks. ◦ Continued integration planning supports our scheduled Q1 2023 core system conversion, the timing of which has not changed since the October 2021 announcement of our intended combination. ◦ Cost savings realization plans are progressing well, and we remain confident our $135 million original target will be achievable. ◦ Recent progress includes: ◦ A signed Letter of Agreement with the Department of Justice (DOJ). ◦ Receipt of regulatory approval from the Oregon Department of Consumer and Business Services, Division of Financial Regulation. ◦ We are prepared to close the transaction after obtaining required regulatory approvals and after Columbia State Bank executes purchase agreements to divest the 10 branches identified by the DOJ. ◦ Following the pandemic-driven slow-down in non-PPP loan generation, each of Columbia and Umpqua re-established growth momentum in 2H 2020. ◦ Non-PPP loan growth at each bank accelerated in 2021, and held strong through year end. Each of the banks’ pipelines and 3Q 2022 results support our favorable outlook through 2022 and into 2023 at each of our respective banks outside significant economic deterioration, which we have not seen to date. ◦ We expect product synergies and our larger pro forma balance sheet, alongside the proven success of relationship-driven operation models at Columbia and Umpqua, to support a favorable growth profile at our combined organization post-closing. Integration Update Growth Update

8 Revenue: Scale Expected to Enhance Opportunities Lend with a bigger balance sheet Magnifies the opportunity to grow the loan book as it reduces the need to participate out larger deals, favorably impacting new business and enabling the expansion of existing client relationships. Increases customer retention as small business customers can travel with us from inception through their corporate lending needs, which limits the number of customers who grow out of the bank. Enhances loan portfolio granularity and diversification, which supports the pro forma bank’s risk profile and presents additional opportunities to expand existing verticals (e.g., healthcare and leasing). Invest in net-revenue generating business opportunities given expected enhanced profitability Increases ability to explore new risk-appropriate verticals that provide attractive returns and further balance sheet diversification (e.g., the addition of a new national vertical without shifting away from our local strategy). Opens opportunities to organically expand into other Western markets as the larger bank is expected to be attractive to sophisticated customers and the talent needed to serve them. Grow non-interest, non-mortgage fee income by expanding relationships with combined customer base Broadens overall Wealth Management reach by extending Columbia Trust and Columbia Bank Financial Services across the combined client base. Generates additional opportunities to deepen relationships as data science capabilities from Umpqua that provide customer behavior analysis are applied across a broader customer base. For example, analytics uncover a customer who makes routine, large deposits and does not use treasury management services: this provides a “Smart Lead” to a banker to improve customer satisfaction while generating additional income for the bank. ü Our combination would enable us to: ü ü + + + + + + +

Financial Highlights & Summary Financial Statements Q3 2022

10 Total gross loans and leases increased $1.1 billion or 4.4%, with activity diversified across business lines, portfolio classes, and geographies. Q3 2022 Highlights (Compared to Q2 2022) Deposit balances increased by $685 million or 2.6%. All categories increased during the quarter, as interest-bearing demand and money market balances accounted for the largest expansion by dollars. Net interest income increased by $39 million, and the net interest margin increased by 47 basis points to 3.88%. The increases are due to the favorable impact of rising interest rates and the full quarter effect of the significant deployment of cash into loans that occurred during the prior quarter. The provision for credit losses of $28 million compares to a provision of $19 million for the second quarter of 2022. The current quarter's provision reflects allowance requirements for new loan generation, changes in economic forecasts used in credit models, and loan mix changes. Net charge-offs remained low at 0.11% of average loans and leases (annualized). Charge-off activity within the FinPac portfolio remained below its historical average. Non-interest income decreased by $26 million, reflective of a net fair value loss related to cumulative fair value adjustments and MSR hedging activity. The fair value loss of $23 million in the third quarter compares to a fair value gain of $1.0 million in the second quarter. Lower mortgage gain-on-sale revenue also contributed to the quarter’s decline. Non-interest expense decreased by $1.6 million due to lower salaries and employee benefits expense and lower merger-related expenses, partially offset by a net increase in miscellaneous other expenses. Non-performing assets to total assets was 0.16%, compared to 0.15% at June 30, 2022. Estimated total risk-based capital ratio of 13.2% and estimated tier 1 risk-based capital ratio of 10.7%. Declared a quarterly cash dividend of $0.21 per common share on October 3, 2022, payable October 28, 2022, to holders of record as of October 14, 2022.

Performance Ratios

		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Reported	Net interest margin [1]	3.88 %	3.41 %	3.14 %	3.15 %	3.21 %
	Efficiency ratio	56.07 %	59.12 %	59.02 %	63.10 %	59.44 %
	Pre-provision net revenue (PPNR) return on average assets [3]	1.80 %	1.64 %	1.67 %	1.50 %	1.62 %
	Return on average assets	1.09 %	1.04 %	1.21 %	1.13 %	1.40 %
	Return on average common equity	12.99 %	12.20 %	13.62 %	12.90 %	15.82 %
	Return on average tangible common equity [3]	13.02 %	12.23 %	13.66 %	12.94 %	15.88 %
Operating	Adjusted net interest margin [1], [2]	3.85 %	3.38 %	3.06 %	3.04 %	3.04 %
	Operating efficiency ratio [3]	51.72 %	58.27 %	62.02 %	59.61 %	58.94 %
	Operating PPNR return on average assets [3]	2.12 %	1.66 %	1.43 %	1.58 %	1.62 %
	Operating return on average assets [3]	1.33 %	1.06 %	1.03 %	1.23 %	1.40 %
	Operating return on average common equity [3]	15.86 %	12.46 %	11.58 %	13.98 %	15.82 %
	Operating return on average tangible common equity [3]	15.90 %	12.49 %	11.62 %	14.03 %	15.88 %

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided on slide 16.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

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12 Summary Income Statement Footnotes: Tables may not foot due to rounding. (1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate. (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. (in millions) For the Quarter Ended Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Net interest income before provision $287.6 $248.2 $228.8 $233.4 $235.1 Provision (recapture) for credit losses 27.6 18.7 4.8 (0.7) (18.9) Net interest income after provision 260.0 229.5 224.0 234.1 254.0 Non-interest income 29.4 55.2 80.0 82.7 73.7 Non-interest expense 178.0 179.6 182.4 199.7 183.8 Income before provision for income taxes 111.5 105.1 121.5 117.1 143.9 Provision for income taxes 27.5 26.5 30.3 28.8 35.9 Net income $84.0 $78.6 $91.2 $88.4 $108.1 Earnings per share, diluted $0.39 $0.36 $0.42 $0.41 $0.49 Pre-provision net revenue (1), (2) $139.1 $123.8 $126.3 $116.4 $125.0 Operating pre-provision net revenue (1), (2) $163.8 $126.0 $108.1 $122.6 $125.0 Operating net income (2) $102.6 $80.3 $77.6 $95.8 $108.0 Operating earnings per share, diluted (2) $0.47 $0.37 $0.36 $0.44 $0.49

Selected Period-End Balance Sheet

(in millions)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total assets	$31,472.0	$30,135.7	$30,637.1	$30,640.9	$30,891.5
Interest bearing cash and temporary investments	1,232.4	687.2	2,358.3	2,539.6	3,349.0
Investment securities available for sale, fair value	3,136.4	3,416.7	3,638.1	3,870.4	3,723.2
Loans and leases, gross	25,508.0	24,432.7	22,975.8	22,553.2	21,969.9
Allowance for credit losses on loans and leases	(283.1)	(261.1)	(248.6)	(248.4)	(257.6)
Goodwill and other intangibles, net	5.8	6.8	7.8	8.8	10.0
Deposits	26,817.1	26,132.4	26,699.6	26,594.7	26,908.4
Securities sold under agreements to repurchase	383.6	528.0	499.5	492.2	467.8
Borrowings	756.2	6.3	6.3	6.3	6.4
Total shareholders' equity	2,417.5	2,518.3	2,607.6	2,749.3	2,722.4
Ratios and Per-Share Metrics:					
Loan to deposit ratio	95.1%	93.5%	86.1%	84.8%	81.6%
Book value per common share	$11.14	$11.60	$12.02	$12.69	$12.57
Tangible book value per common share (1)	$11.11	$11.57	$11.98	$12.65	$12.52
Tangible book value per common share, excluding AOCI (1)	$13.18	$12.99	$12.83	$12.64	$12.43
Tangible common equity to tangible assets (1)	7.7%	8.3%	8.5%	8.9%	8.8%
Tangible common equity to tangible assets, excluding AOCI (1)	9.1%	9.4%	9.1%	8.9%	8.7%

Footnotes:
Tables may not foot due to rounding. AOCI = Accumulated other comprehensive income.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

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Income Statement Highlights & Segment Financials Q3 2022

15 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Net Interest Income $235.1 $233.4 $228.8 $248.2 $287.6 Accretion Related to Acquired Loans (2.0) (1.6) (1.4) (1.1) (0.8) PPP Accrued Interest (2.7) (1.4) (0.7) (0.4) (0.2) PPP Processing Fees (15.6) (9.6) (6.1) (2.4) (2.2) Net Interest Income excluding acquired loan accretion and PPP $214.8 $220.8 $220.6 $244.3 $284.4 Net Interest Income Net Interest Income $235.1 $233.4 $228.8 $248.2 $287.6 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 $260.0 $270.0 $280.0 $290.0 $300.0 Net Interest Income excluding acquired loan accretion and PPP $214.8 $220.8 $220.6 $244.3 $284.4 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 $260.0 $270.0 $280.0 $290.0 $300.0 (in m ill io ns ) (in m ill io ns )

16 NIM – MBS & CMO Premium Amortization & Recapture Details Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 MBS & CMO Premium in $ millions (Amortization)/Recapture ($1.6mm) ($2.3mm) $0.3mm ($1.3mm) $0.0mm Net NIM Impact in basis points (Dilutive)/Accretive (0.02) % (0.03) % 0.00% (0.02) % 0.00 % Net Interest Margin Footnotes: 1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees. 2. Chart Abbreviations: LHFI = loans held for investment; PPP = Paycheck Protection Program; PAA = purchase accounting adjustments. Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Net Interest Margin 3.21% 3.15% 3.14% 3.41% 3.88 % Accretion Related to Acquired Loans (0.03) % (0.02) % (0.02) % (0.01) % (0.01) % Accretion Related to Net PPP Impact¹ (0.14) % (0.09) % (0.06) % (0.02) % (0.02) % Net Interest Margin excluding acquired loan accretion and PPP 3.04% 3.04% 3.06% 3.38% 3.85 % Net Interest Margin Comparison 3.21% 3.15% 3.14% 3.41% 3.88% 3.04% 3.04% 3.06% 3.38% 3.85% Net Interest Margin Net Interest Margin excluding acquired loan accretion and PPP Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 0.00% 1.00% 2.00% 3.00% 4.00% Net Interest Margin Q2 2022 vs Q3 2022 3.41% 0.41% 0.12% (0.07)% 0.01% 3.88% Q2 2022 Reported LHFI - Not PPP/PAA² Interest- Bearing Cash Deposits Other Inputs Q3 2022 Reported

Interest Rate Sensitivity: Loans

Loan Repricing Detail[1,2]				
(in millions)	Q2 2022	Q3 2022	Q2 2022	Q3 2022
Fixed	**$ 8,619**	**$ 8,702**	**35 %**	**34 %**
Prime	1,835	1,809	8 %	7 %
1 Month	5,524	5,885	23 %	23 %
Floating	**7,359**	**7,694**	**31 %**	**30 %**
Prime	314	305	1 %	1 %
6 month	4,930	5,415	20 %	21 %
1 Year	1,043	1,256	4 %	5 %
3 Year	205	168	1 %	1 %
5 Year	1,301	1,299	5 %	5 %
10 Year	607	637	3 %	3 %
Adjustable	**8,400**	**9,080**	**34 %**	**36 %**
Total	**$ 24,378**	**$ 25,476**	**100 %**	**100 %**

Loan Maturities at September 30, 2022							
(in millions)	<=6 Mos	7 to 12 Mos	13 to 24 Mos	25 to 36 Mos	37 to 60 Mos	61+ Mos	Total
Fixed	$ 1,383	$ 129	$ 342	$ 535	$ 1,206	$ 5,107	$ 8,702
Floating	657	622	850	436	1,067	4,062	7,694
Adjustable	27	35	90	195	453	8,280	9,080
Total	**$ 2,067**	**$ 786**	**$ 1,282**	**$ 1,166**	**$ 2,726**	**$ 17,449**	**$ 25,476**

Floors: Floating and Adjustable Rate Loans at September 30, 2022[3]				
(in millions)	No Floor	At Floor	Above Floor	Total
Floating	$4,830	$2	$2,862	$7,694
Adjustable	1,220	239	7,621	9,080
Total	**$6,050**	**$241**	**$10,483**	**$16,774**
% of Total	***36%***	***1%***	***63%***	***100%***

Upward Rate Change to Move from Floor at September 30, 2022[4]								
Loans at Floor Balance (in millions)	**<25 bps**	**26-50 bps**	**51-75 bps**	**76-100 bps**	**101-125 bps**	**126-150 bps**	**>150 bps**	**Total**
Adjustable	$ 127	$ 54	$ 7	$ 26	$ 6	$ 8	$ 11	$239
Total	**$ 127**	**$ 54**	**$ 7**	**$ 26**	**$ 6**	**$ 8**	**$ 11**	**$239**
Weighted Average Rate Change to Move Above Floor								
Adjustable	0.08 %	0.36 %	0.64 %	0.84 %	1.06 %	1.33 %	1.81 %	**0.39 %**

Footnotes:
1. Index rates are mapped to the closest material index.
2. Deferred fees and costs drive variances between loan totals on this slide and loan totals in the earnings press release.
3. Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on September 30, 2022. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.
4. The remaining $2 million in floating rate loans at their floors are expected to have a de minimis impact to net interest income when they reprice off their existing floors, and thus are excluded from the table.

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Interest Rate Sensitivity: Balance Sheet Is Asset Sensitive

Interest Rate Simulation Impact on Net Interest Income[1]

	Year 1	Year 2	Year 1	Year 2
	Ramp		Shock	
Up 400 basis points	4.0%	13.6%	9.0%	17.3%
Up 300 basis points	3.0%	10.3%	6.8%	13.0%
Up 200 basis points	2.0%	6.8%	4.5%	8.6%
Up 100 basis points	1.0%	3.5%	2.3%	4.3%
Down 100 basis points	(3.1)%	(7.8)%	(6.4)%	(8.8)%
Down 200 basis points	(6.5)%	(16.1)%	(13.6)%	(18.0)%

Interest-Bearing Deposit Repricing Beta During the Last Rising-Rate Cycle

	Fed Funds Target Rate	Cost of Umpqua Deposits: Interest-Bearing	Cost of Umpqua Deposits: Total	Non-Interest Bearing Deposits as % of Total
Q4 2021	0.25%	0.11%	0.06%	41.5%
Q3 2019	2.00%	1.19%	0.82%	31.8%
Q2 2019	2.50%	1.16%	0.81%	31.0%
Q3 2015	0.25%	0.24%	0.17%	29.8%
Variance: Peak (Peak Value less Q3 2015)	+2.25%	+0.95%	+0.65%	
Umpqua Beta (based on peak Umpqua deposit rate)[2]		**42%**	**29%**	

- The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 51% for future repricing assuming future rate changes, and it implies an immediate repricing impact. To date, our deposit repricing betas have come in considerably below this level.
- **Every 10% absolute change to the beta in the +100 basis points shock simulation results in an approximate 1.2% change to the net interest income results.** For example:
  - A 10% **decrease** to a 51% beta in the +100 basis points shock simulation results in a repricing beta of 41% applied to interest-bearing deposits and an approximate 1.2% **increase** to net interest income.
  - A 10% **increase** to a 51% beta in the +100 basis points shock simulation results in a repricing beta of 61% applied to interest-bearing deposits and an approximate 1.2% **decrease** to net interest income.

Footnotes:
1. For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.
2. Deposit repricing betas are calculated between Q3 2015 and Q3 2019. We use Q3 2019 as our end point despite a 50-basis point reduction in the fed funds target rate during the quarter as it represents our peak deposit costs during the last rising rate cycle and it captures the repricing lag effect.

UMPQUA BANK 18

19 Non-Interest Income Footnotes: Tables may not foot due to rounding. 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue. (in millions) For the quarter ended Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Service charges on deposits $12.6 $12.0 $11.6 $11.2 $10.9 Card-based fees 9.1 10.5 8.7 9.4 9.1 Residential mortgage banking revenue, net 17.3 30.5 60.8 43.2 34.2 Loss on equity securities, net (2.6) (2.1) (2.7) (0.5) (0.3) Gain on loan and lease sales, net 1.5 1.3 2.3 4.8 4.2 BOLI income 2.0 2.1 2.1 2.1 2.0 Other Income Commercial product revenue¹ $6.4 $4.1 $5.3 $9.0 $3.8 Commercial servicing revenue 0.7 0.7 0.8 0.7 0.8 Loan-related fees 3.2 3.1 3.1 3.1 3.0 Change in fair value of certain loans held for investment (26.4) (15.2) (21.0) (2.7) 3.4 Misc. Income 1.3 0.8 1.9 2.7 1.2 Swap Derivative Gain/(Loss) 4.2 7.3 7.0 (0.3) 1.4

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio
(in millions)



$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
$183.8
59.4%
$199.7
63.1%
$182.4
59.0%
$179.6
59.1%
$178.0
56.1%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge
(in millions)



$179.6
Q2 2022 Non-Interest Expense
$(1.1)
Payroll Taxes
$(2.7)
Home Lending Direct Expense
$4.0
Deferred Origination Costs
$(1.3)
Consulting Fees
$0.9
Exit & Disposal Costs
$(1.9)
Merger-related Expenses
$0.5
Other
$178.0
Q3 2022 Non-Interest Expense

UMPQUA BANK

20

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net interest income	$ 286,532	$ 247,009	$ 227,087	$ 231,250	$ 232,348
Provision (recapture) for credit losses	27,572	18,692	4,804	(736)	(18,919)
Non-interest income					
Gain on sale of debt securities, net	—	—	2	4	—
Loss on equity securities, net	(2,647)	(2,075)	(2,661)	(466)	(343)
Gain (loss) on swap derivatives, net	4,194	7,337	7,047	(303)	1,429
Change in fair value of certain loans held for investment	(26,397)	(15,210)	(21,049)	(2,672)	3,432
Non-interest income (excluding above items)	36,769	34,461	35,650	42,812	34,849
Total non-interest income	11,919	24,513	18,989	39,375	39,367
Non-interest expense					
Merger related expenses	769	2,672	2,278	15,183	—
Exit and disposal costs	1,364	442	3,033	3,022	3,813
Non-interest expense (excluding above items)	154,320	148,946	148,423	150,587	146,931
Allocated expenses, net[1]	(39)	3,702	3,735	4,314	3,680
Total non-interest expense	156,414	155,762	157,469	173,106	154,424
Income before income taxes	114,465	97,068	83,803	98,255	136,210
Provision for income taxes	28,212	24,530	20,917	24,067	33,945
Net income	$ 86,253	$ 72,538	$ 62,886	$ 74,188	$ 102,265
Effective Tax Rate	25 %	25 %	25 %	24 %	25 %
Efficiency Ratio	52 %	57 %	64 %	64 %	57 %
Total assets	$ 31,100,700	$ 29,721,590	$ 30,153,079	$ 30,155,058	$ 30,419,108
Total loans and leases	$ 25,507,951	$ 24,432,678	$ 22,975,761	$ 22,553,180	$ 21,969,940
Total deposits	$ 26,588,217	$ 25,925,294	$ 26,479,078	$ 26,370,568	$ 26,510,938
Key Rates, end of period:					
10 year CMT	3.83 %	2.98 %	2.32 %	1.52 %	1.52 %
FHLMC 30 year fixed	6.70 %	5.70 %	4.67 %	3.11 %	3.01 %

UMPQUA BANK

Footnotes:

1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

21

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net interest income	$ 1,072	$ 1,161	$ 1,676	$ 2,129	$ 2,726
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	10,515	15,101	16,844	23,624	30,293
Servicing	9,529	9,505	9,140	9,457	9,172
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,978)	(4,961)	(5,347)	(5,311)	(4,681)
Changes due to valuation inputs or assumptions	16,403	10,899	40,149	15,415	(634)
MSR hedge loss	(14,128)	—	—	—	—
Non-interest income (excluding above items)	185	178	194	178	188
Total non-interest income	17,526	30,722	60,980	43,363	34,338
Non-interest expense					
Non-interest expense	21,511	27,514	28,696	30,919	33,009
Allocated expenses, net[1]	39	(3,702)	(3,735)	(4,314)	(3,680)
Total non-interest expense	21,550	23,812	24,961	26,605	29,329
Income before income taxes	(2,952)	8,071	37,695	18,887	7,735
Provision for income taxes	(739)	2,018	9,424	4,721	1,934
Net income	$(2,213)	$ 6,053	$ 28,271	$ 14,166	$ 5,801
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	116 %	75 %	40 %	58 %	79 %
Total assets	$371,260	$414,104	$484,047	$485,878	$472,371
Loans held for sale	$148,275	$228,889	$309,946	$353,105	$352,466
Total deposits	$228,890	$207,129	$220,509	$224,117	$397,459

(In Thousands)	For the Quarter Ended				
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Key Rates, end of period:					
10 year CMT	3.83 %	2.98 %	2.32 %	1.52 %	1.52 %
FHLMC 30 year fixed	6.70 %	5.70 %	4.67 %	3.11 %	3.01 %
LHFS Production Statistics:					
Closed loan volume for-sale	$ 396,979	$ 576,532	$ 649,122	$ 871,268	$ 987,281
Gain on sale margin	2.65%	2.62%	2.59%	2.71%	3.07%
Direct LHFS expense	$ 10,465	$ 13,197	$ 14,296	$ 18,150	$ 19,958
Direct LHFS expenses as % of volume	2.64 %	2.29 %	2.20 %	2.08 %	2.02 %
MSR Statistics:					
Residential mortgage loans serviced for others	$12,997,911	$12,932,747	$12,810,574	$12,755,671	$12,853,291
MSR, net	$ 196,177	$ 179,558	$ 165,807	$ 123,615	$ 105,834
MSR as % of serviced portfolio	1.51%	1.39%	1.29%	0.97%	0.82%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

22

Balance Sheet Highlights Q3 2022

24 Q3 2022 Loan Roll Forward $24,433 $1,745 $177 ($613) ($142) ($64) ($28) $25,508 Beginning Balance (6/30/2022) New Originations Net Advances/ Payments Payoffs Maturities PPP Other Ending Balance (9/30/2022) $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 $27,500 $ in millions

Loan and Lease Characteristics: Overall Portfolio and Q3 2022 Production

Mortgage

- Portfolio average loan size of $442,000
- 3Q22 average loan size of $445,000
- Portfolio average FICO of 760 and LTV of 63%
- 3Q22 average FICO of 767 and LTV of 70%
- Total delinquencies of 0.53%
- Annualized net charge-off rate of (0.01%)

Non-owner Occupied CRE

- Portfolio average loan size of $2.0 million
- 3Q22 average loan size of $3.5 million
- Portfolio average LTV of 53% and DSC of 1.83
- 3Q22 average LTV of 48% and DSC of 1.78
- Total delinquencies of 0.09%
- Annualized net charge-off rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $733,000
- 3Q22 average loan size of $1.2 million
- Total delinquencies of 0.33%
- Annualized net charge-off rate of 0.06%

Portfolio Composition at September 30, 2022



Multifamily, 20%
Other Loan Categories, 12%
Non-OO CRE, 15%
Mortgage, 21%
Owner Occupied CRE, 10%
C&I, 16%
FinPac, 6%

Geographic Distribution at September 30, 2022



Other, 13%
Puget Sound, 15%
WA Other, 6%
Southern CA, 21%
Portland MSA, 13%
Northern CA, 11%
OR Other, 11%
Bay Area, 10%

Owner Occupied CRE

- Portfolio average loan size of $1.1 million
- 3Q22 average loan size of $2.3 million
- Portfolio average LTV of 57% and DSC of 1.90
- 3Q22 average LTV of 57% and DSC of 2.29
- Total delinquencies of 0.10%
- Annualized net charge-off rate of (0.01%)

Multifamily

- Portfolio average loan size of $2.4 million
- 3Q22 average loan size of $3.2 million
- Portfolio average LTV of 56% and DSC of 1.46
- 3Q22 average LTV of 55% and DSC of 1.27
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $39,000
- 3Q22 average loan & lease size of $59,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.02%
- Annualized net charge-off rate of 1.36%

UMPQUA BANK

Footnotes:
Portfolio statistics and delinquencies as of September 30, 2022. Annualized net charge-off rate for Q3 2022. LTV (loan-to-value), FICO, and DSC (debt service coverage) are based on weighted average for portfolio. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

25

26 CRE and C&I Portfolio Composition Agriculture, 4.7% Contractors, 8.2% Finance/Insurance, 6.2% Manufacturing, 8.8% Professional, 5.8% Public Admin, 8.4% Rental & Leasing, 5.3% Retail, 3.3% Support Services, 5.5% Transportation/ Warehousing, 14.5% Wholesale, 8.4% Gaming, 6.7% Other, 14.2% Office, 15.1% Multifamily, 44.2% Industrial, 12.8% Retail, 10.5% Special Purpose, 4.8% Hotel/Motel, 3.3% Other, 9.3% CRE Portfolio Composition $11.5 Billion at September 30, 2022 C&I Portfolio Composition $5.6 Billion at September 30, 2022 Footnotes: CRE portfolio composition includes non-owner occupied term and owner occupied term balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances.

27 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $12.8 mm for Reserve for Unfunded Commitments 2. Total includes $11.9 mm for Reserve for Unfunded Commitments Loan Segment 6/30/2022 Q3 2022 Net Charge-offs Reserve build 9/30/2022 % of loans and leases outstanding Commercial $41,278 ($1,150) $11,537 $51,665 1.32 % Lease & Equipment Finance $92,409 ($5,467) $15,804 $102,746 6.15 % CRE $96,334 $123 ($5,557) $90,900 0.71 % Residential/Home Equity $39,321 $245 $4,611 $44,177 0.63 % Consumer $4,592 ($339) $1,177 $5,430 3.51 % Total $273,934 ¹ ($6,588) $27,572 $294,918 ² 1.16% % of loans and leases outstanding 1.12% 1.16% % of loans and leases outstanding – ex PPP loans 1.13% 1.16 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s August Consensus economic forecast Key Components of the Moody’s economic forecast include: • U.S. real GDP average annualized growth of 1.7% in 2022, 1.3% in 2023, 1.7% in 2024 and 1.9% in 2025 • U.S. unemployment rate average of 3.6% in 2022, 3.9% in 2023, 4.0% in 2024 and 3.9% in 2025 • The Federal Reserve is expected to increase the federal funds rate to 3.5% by the end of 2022

28 Credit Quality Pr ov is io n or (R ec ap tu re ) Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision or (Recapture) Expense & Non-Performing Assets to Total Assets $(18.9) $(0.7) $4.8 $18.7 $27.6 0.17% 0.17% 0.14% 0.15% 0.16% Provision or (recapture) expense Non Performing Assets To Total Assets Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $(40.0) $(20.0) $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l Lo an s C lassified A ssets / R B C Classified Assets 0.81% 0.71% 0.87% 0.75% 0.74% 7.7% 7.0% 8.8% 7.8% 7.9% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $269.3 $261.2 $261.5 $273.9 $294.9 1.23% 1.16% 1.14% 1.12% 1.16% Allowance for credit losses Allowance for credit losses to total loans and leases Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $0.0 $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 1.21% 1.75% 1.49% 1.47% 1.36% 0.11% 0.13% 0.10% 0.11% 0.11% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 (0.50)% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.04% 0.02% 0.00% 0.01% 0.02%

29 Capital Management Footnotes: 1. Regulatory capital amounts and ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%). 3.“Excess” Capital defined as capital above thresholds above internal policy limits. All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits. Excess capital at the bank level is approximately $116mm¹. Holding company ratios are shown to the right. Declared a quarterly cash dividend of $0.21 per common share on October 3, 2022, payable October 28, 2022, to holders of record as of October 14, 2022. 7.7% 9.4% 10.7% 10.7% 13.2% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 1.7% 2.9% 1.7% 1.7% 1.2% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk-Based Tier 1 Risk-Based Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Focused on providing long term value for our shareholders

Appendix Non-GAAP Reconciliation

Non-GAAP Reconciliation: Tangible Capital

(In thousands, except per share data)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Total shareholders' equity	a	**$2,417,514**	**$2,518,276**	**$2,607,598**	**$2,749,270**	**$2,722,379**
Less: Other intangible assets, net		5,764	6,789	7,815	8,840	9,970
Tangible common shareholders' equity	b	2,411,750	2,511,487	2,599,783	2,740,430	2,712,409
Less: Accumulated other comprehensive income (AOCI)		(449,560)	(308,147)	(183,756)	1,759	20,209
Tangible common shareholders' equity, ex AOCI	c	$2,861,310	$2,819,634	$2,783,539	$2,738,671	$2,692,200
Total assets	d	**$31,471,960**	**$30,135,694**	**$30,637,126**	**$30,640,936**	**$30,891,479**
Less: Other intangible assets, net		5,764	6,789	7,815	8,840	9,970
Tangible assets	e	$31,466,196	$30,128,905	$30,629,311	$30,632,096	$30,881,509
Common shares outstanding at period end	f	**217,053**	**217,049**	**216,967**	**216,626**	**216,622**
Total shareholders' equity to total assets ratio	a / d	7.68 %	8.36 %	8.51 %	8.97 %	8.81 %
Tangible common equity ratio	b / e	7.66 %	8.34 %	8.49 %	8.95 %	8.78 %
Tangible common equity ratio, ex AOCI	c / e	9.09 %	9.36 %	9.09 %	8.94 %	8.72 %
Book value per common share	a / f	$11.14	$11.60	$12.02	$12.69	$12.57
Tangible book value per common share	b / f	$11.11	$11.57	$11.98	$12.65	$12.52
Tangible book value per common share, ex AOCI	c / f	$13.18	$12.99	$12.83	$12.64	$12.43

UMPQUA BANK

31

Non-GAAP Reconciliation: Umpqua - Consolidated

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net interest income [1]	c	**$ 287,933**	**$ 248,522**	**$ 229,117**	**$ 233,754**	**$ 235,452**
Non-interest income (GAAP)	d	**$ 29,445**	**$ 55,235**	**$ 79,969**	**$ 82,738**	**$ 73,705**
Less: non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)
Operating non-interest income (non-GAAP)	e	**$ 52,020**	**$ 54,284**	**$ 56,481**	**$ 70,760**	**$ 69,821**
Revenue (GAAP)	f	**$ 317,378**	**$ 303,757**	**$ 309,086**	**$ 316,492**	**$ 309,157**
Operating revenue (non-GAAP)	g	**$ 339,953**	**$ 302,806**	**$ 285,598**	**$ 304,514**	**$ 305,273**
Non-interest expense (GAAP)	h	**$ 177,964**	**$ 179,574**	**$ 182,430**	**$ 199,711**	**$ 183,753**
Less: non-interest expense adjustments	b	(2,133)	(3,114)	(5,311)	(18,205)	(3,813)
Operating non-interest expense (non-GAAP)	i	**$ 175,831**	**$ 176,460**	**$ 177,119**	**$ 181,506**	**$ 179,940**
Net income (GAAP)	j	$ 84,040	$ 78,591	$ 91,157	$ 88,354	$ 108,066
Provision for income taxes		27,473	26,548	30,341	28,788	35,879
Income before provision for income taxes		111,513	105,139	121,498	117,142	143,945
Provision (recapture) for credit losses		27,572	18,692	4,804	(736)	(18,919)
Pre-provision net revenue (PPNR) (non-GAAP)	k	**139,085**	**123,831**	**126,302**	**116,406**	**125,026**
Less: Non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813
Operating PPNR (non-GAAP)	l	**$ 163,793**	**$ 125,994**	**$ 108,125**	**$ 122,633**	**$ 124,955**
Net income (GAAP)	j	**$ 84,040**	**$ 78,591**	**$ 91,157**	**$ 88,354**	**$ 108,066**
Less: Non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813
Tax effect of adjustments		(6,116)	(480)	4,576	1,190	18
Operating net income (non-GAAP)	m	**$ 102,632**	**$ 80,274**	**$ 77,556**	**$ 95,771**	**$ 108,013**

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ —	$ —	$ 2	$ 4	$ —
(Loss) gain on equity securities, net		(2,647)	(2,075)	(2,661)	(466)	(343)
Gain (loss) on swap derivatives		4,194	7,337	7,047	(303)	1,429
Change in fair value of certain loans held for investment		(26,397)	(15,210)	(21,049)	(2,672)	3,432
Change in fair value of MSR due to valuation inputs or assumptions		16,403	10,899	40,149	15,415	(634)
MSR hedge loss		(14,128)	—	—	—	—
Total non-interest income adjustments	a	**$ (22,575)**	**$ 951**	**$ 23,488**	**$ 11,978**	**$ 3,884**
Non-Interest Expense Adjustments						
Merger related expenses		$ 769	$ 2,672	$ 2,278	$ 15,183	$ —
Exit and disposal costs		1,364	442	3,033	3,022	3,813
Total non-interest expense adjustments	b	**$ 2,133**	**$ 3,114**	**$ 5,311**	**$ 18,205**	**$ 3,813**

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

32

Non-GAAP Reconciliation: Umpqua - Consolidated (con't)

(In Thousands, except per share data)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Select Per-Share & Performance Metrics						
Earnings-per-share - basic	j/r	$ 0.39	$ 0.36	$ 0.42	$ 0.41	$ 0.49
Earnings-per-share - diluted	j/s	$ 0.39	$ 0.36	$ 0.42	$ 0.41	$ 0.49
Efficiency ratio	h/f	56.07 %	59.12 %	59.02 %	63.10 %	59.44 %
PPNR return on average assets	k/n	1.80 %	1.64 %	1.67 %	1.50 %	1.62 %
Return on average assets	j/n	1.09 %	1.04 %	1.21 %	1.13 %	1.40 %
Return on average tangible assets	j/o	1.09 %	1.04 %	1.21 %	1.14 %	1.40 %
Return on average common equity	j/p	12.99 %	12.20 %	13.62 %	12.90 %	15.82 %
Return on average tangible common equity	j/q	13.02 %	12.23 %	13.66 %	12.94 %	15.88 %
Operating Per-Share & Performance Metrics						
Operating earnings-per-share - basic	m/r	$ 0.47	$ 0.37	$ 0.36	$ 0.44	$ 0.49
Operating earnings-per-share - diluted	m/s	$ 0.47	$ 0.37	$ 0.36	$ 0.44	$ 0.49
Operating efficiency ratio	i/g	51.72 %	58.27 %	62.02 %	59.61 %	58.94 %
Operating PPNR return on average assets	l/n	2.12 %	1.66 %	1.43 %	1.58 %	1.62 %
Operating return on average assets	m/n	1.33 %	1.06 %	1.03 %	1.23 %	1.40 %
Operating return on average tangible assets	m/o	1.33 %	1.06 %	1.03 %	1.23 %	1.40 %
Operating return on average common equity	m/p	15.86 %	12.46 %	11.58 %	13.98 %	15.82 %
Operating return on average tangible common equity	m/q	15.90 %	12.49 %	11.62 %	14.03 %	15.88 %

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Average Assets	n	$30,668,177	$30,356,903	$30,597,413	$30,886,378	$30,614,374
Less: Average goodwill and other intangible assets, net		6,343	7,379	8,407	9,491	10,609
Average tangible assets	o	$30,661,834	$30,349,524	$30,589,006	$30,876,887	$30,603,765
Average common shareholders' equity	p	$ 2,567,266	$ 2,584,836	$ 2,715,059	$ 2,717,753	$ 2,709,641
Less: Average goodwill and other intangible assets, net		6,343	7,379	8,407	9,491	10,609
Average tangible common equity	q	$ 2,560,923	$ 2,577,457	$ 2,706,652	$ 2,708,262	$ 2,699,032
Weighted average basic shares outstanding	r	217,051	217,030	216,782	216,624	218,416
Weighted average diluted shares outstanding	s	217,386	217,279	217,392	217,356	218,978

UMPQUA BANK

33

Non-GAAP Reconciliation: Core Banking Segment

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net interest income [1]	c	**$ 286,861**	**$ 247,361**	**$ 227,441**	**$ 231,625**	**$ 232,726**
Non-interest income (GAAP)	d	**$ 11,919**	**$ 24,513**	**$ 18,989**	**$ 39,375**	**$ 39,367**
Less: non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)
Operating non-interest income (non-GAAP)	e	**$ 36,769**	**$ 34,461**	**$ 35,650**	**$ 42,812**	**$ 34,849**
Revenue (GAAP)	f	**$ 298,780**	**$ 271,874**	**$ 246,430**	**$ 271,000**	**$ 272,093**
Operating revenue (non-GAAP)	g	**$ 323,630**	**$ 281,822**	**$ 263,091**	**$ 274,437**	**$ 267,575**
Non-interest expense (GAAP) [2]	h	**$ 156,414**	**$ 155,762**	**$ 157,469**	**$ 173,106**	**$ 154,424**
Less: non-interest expense adjustments	b	(2,133)	(3,114)	(5,311)	(18,205)	(3,813)
Operating non-interest expense (non-GAAP)	i	**$ 154,281**	**$ 152,648**	**$ 152,158**	**$ 154,901**	**$ 150,611**
Net income (GAAP)	j	$ 86,253	$ 72,538	$ 62,886	$ 74,188	$ 102,265
Provision for income taxes		28,212	24,530	20,917	24,067	33,945
Income before provision for income taxes		114,465	97,068	83,803	98,255	136,210
Provision (recapture) for credit losses		27,572	18,692	4,804	(736)	(18,919)
Pre-provision net revenue (PPNR) (non-GAAP)	k	**142,037**	**115,760**	**88,607**	**97,519**	**117,291**
Less: Non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813
Operating PPNR (non-GAAP)	l	**$ 169,020**	**$ 128,822**	**$ 110,579**	**$ 119,161**	**$ 116,586**
Net income (GAAP)	j	**$ 86,253**	**$ 72,538**	**$ 62,886**	**$ 74,188**	**$ 102,265**
Less: Non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813
Tax effect of adjustments		(6,685)	(3,205)	(5,461)	(2,664)	177
Operating net income (non-GAAP)	m	**$ 106,551**	**$ 82,395**	**$ 79,397**	**$ 93,166**	**$ 101,737**

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ —	$ —	$ 2	$ 4	$ —
(Loss) gain on equity securities, net		(2,647)	(2,075)	(2,661)	(466)	(343)
Gain (loss) on swap derivatives		4,194	7,337	7,047	(303)	1,429
Change in fair value of certain loans held for investment		(26,397)	(15,210)	(21,049)	(2,672)	3,432
Total non-interest income adjustments	a	**$(24,850)**	**$ (9,948)**	**$(16,661)**	**$ (3,437)**	**$ 4,518**
Non-interest Expense Adjustments						
Merger related expenses		$ 769	$ 2,672	$ 2,278	$15,183	$ —
Exit and disposal costs		1,364	442	3,033	3,022	3,813
Total non-interest expense adjustments	b	**$ 2,133**	**$ 3,114**	**$ 5,311**	**$18,205**	**$ 3,813**
Efficiency ratio	h/f	52.35 %	57.29 %	63.90 %	63.88 %	56.75 %
Operating efficiency ratio	i/g	47.67 %	54.16 %	57.83 %	56.44 %	56.29 %
Core Banking net income / Consolidated net income		102.63 %	92.30 %	68.99 %	83.97 %	94.63 %
Core Banking operating net income / Consolidated operating net income		103.82 %	102.64 %	102.37 %	97.28 %	94.19 %

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

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Non-GAAP Reconciliation: Mortgage Banking Segment

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net interest income	c	$ 1,072	$ 1,161	$ 1,676	$ 2,129	$ 2,726
Non-interest income (GAAP)	d	$ 17,526	$ 30,722	$ 60,980	$ 43,363	$ 34,338
Less: non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634
Operating non-interest income (non-GAAP)	e	$ 15,251	$ 19,823	$ 20,831	$27,948	$34,972
Revenue (GAAP)	f	$ 18,598	$ 31,883	$ 62,656	$ 45,492	$ 37,064
Operating revenue (non-GAAP)	g	$ 16,323	$ 20,984	$ 22,507	$ 30,077	$ 37,698
Non-interest expense (GAAP) (1)	h	$ 21,550	$ 23,812	$ 24,961	$ 26,605	$ 29,329
Less: non-interest expense adjustments	b	—	—	—	—	—
Operating non-interest expense (non-GAAP)	i	$ 21,550	$ 23,812	$ 24,961	$ 26,605	$ 29,329
Net income (GAAP)	j	$ (2,213)	$ 6,053	$ 28,271	$ 14,166	$ 5,801
Provision for income taxes		(739)	2,018	9,424	4,721	1,934
Income before provision for income taxes		(2,952)	8,071	37,695	18,887	7,735
Provision for credit losses		—	—	—	—	—
Pre-provision net revenue (PPNR) (non-GAAP)	k	(2,952)	8,071	37,695	18,887	7,735
Less: Non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634
Add: Non-interest expense adjustments	b	—	—	—	—	—
Operating PPNR (non-GAAP)	l	$ (5,227)	$ (2,828)	$ (2,454)	$ 3,472	$ 8,369
Net income (GAAP)	j	$ (2,213)	$ 6,053	$ 28,271	$ 14,166	$ 5,801
Less: Non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634
Add: Non-interest expense adjustments	b	—	—	—	—	—
Tax effect of adjustments		569	2,725	10,037	3,854	(159)
Operating net income (non-GAAP)	m	$ (3,919)	$ (2,121)	$ (1,841)	$ 2,605	$ 6,276

(In Thousands)		For the Quarter Ended				
		Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Non-Interest Income Adjustments						
Change in fair value of MSR due to valuation inputs or assumptions		$16,403	$10,899	$40,149	$15,415	$ (634)
MSR hedge loss		(14,128)	—	—	—	—
Total non-interest income adjustments	a	$ 2,275	$10,899	$40,149	$15,415	$ (634)
Total non-interest expense adjustments	b	$ —	$ —	$ —	$ —	$ —
Efficiency ratio	h/f	115.87 %	74.69 %	39.84 %	58.48 %	79.13 %
Operating efficiency ratio	i/g	132.02 %	113.48 %	110.90 %	88.46 %	77.80 %
Mortgage Banking net income / Consolidated net income		(2.63)%	7.70 %	31.01 %	16.03 %	5.37 %
Mortgage Banking operating net income / Consolidated operating net income		(3.82)%	(2.64)%	(2.37)%	2.72 %	5.81 %

UMPQUA BANK

Footnotes:
(1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

35